Exhibit 99.1

MEMSIC Announces First Quarter 2008 Financial Results

First quarter revenue of $6.3 million increases 45% from the first quarter of 2007

First quarter GAAP net income of $1.5 million up 97% from the first quarter of 2007

Andover, MA – May 5, 2008 – MEMSIC, Inc. (NasdaqGM: MEMS), the industry’s only MEMS solution provider to combine proprietary thermal-based technology with advanced mixed signal processing circuitry onto a single chip using a standard CMOS IC process, today announced financial results for the first quarter ended March 31, 2008.

Revenue for the first quarter of 2008 was $6.3 million, a 45% increase from the first quarter of 2007. Net income in the first quarter was $1.5 million on a GAAP basis, or $0.06 per diluted share, compared to $779,000 in the first quarter of 2007. On a non-GAAP basis, which excludes stock-based compensation charges of approximately $339,000, net income was $1.9 million, or $0.08 per diluted share, compared to a non-GAAP net income of $836,000, which excludes stock-based compensation charges of $57,000, in the first quarter of 2007.

Dr. Yang Zhao, Chief Executive Officer of MEMSIC said, “We continued our rapid pace of revenue growth in the first quarter of 2008 and produced earnings at the upper end of expectations. While our revenue results were at the lower end of the guidance range due to inventory adjustments at customers, this issue appears to be gradually improving. Early indications show our device business increasing in Q2. In addition, we were pleased to report our first revenues from the Olympic-torch project that we announced last quarter.”

Outlook

For the second quarter of 2008, MEMSIC anticipates revenue in the range of $7.0 to $7.3 million, none of which is related to the Olympic torch project, as we expect revenue for subsequent orders, if any, to be recognized after the second quarter. GAAP net income for the second quarter of 2008 is anticipated to be in the range of $0.07 to $0.08 per diluted share. Non-GAAP net income, which excludes approximately $360,000 in stock-based compensation expenses, is anticipated to be in the range of $0.08 to $0.09 per diluted share. Average diluted share count for the quarter is estimated to be 23.8 million.

Use of Non-GAAP Financial Measures

A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. MEMSIC is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of MEMSIC’s core operations.

Net income (loss) (non-GAAP) and net income (loss) per share (non-GAAP), as we present them in the financial data included in this press release, exclude non-cash stock-based compensation expense. The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company’s core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Conference Call

Management will hold a conference call and webcast at 5:00 p.m. ET today to review and discuss the Company’s results and outlook.

What:	MEMSIC first quarter 2008 financial results conference call and webcast
When:	Monday, May 5, 2008
Time:	5:00 p.m. ET
Live Call:	(877) 545-1490, domestic
(719) 325-4862, international
Replay:	(888) 203-1112, passcode 3453509, domestic
(719) 457-0820, passcode 3453509, international
Webcast:	http://investor.memsic.com (live and replay)

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature, including statements about MEMSIC’s expected financial results for 2008, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2007, as well as the following: our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Garo Toomajanian

ICR, Inc.

(978) 738-0900 x240

ir@memsic.com

MEMSIC, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$53,640,813	$20,708,794
Short-term investments	3,000,000	46,925,000
Accounts receivables, net of allowance for doubtful accounts of $8,503 as of March 31, 2008 and December 31, 2007	5,264,033	5,917,457
Inventories	6,236,752	5,614,050
Deferred taxes	523,004	497,408
Other assets	1,632,101	1,090,513

Total current assets	70,296,703	80,753,222
Property and equipment, net	9,795,115	7,677,774
Long-term investments	17,750,000	—
Other assets	475,956	420,568

Total assets	$98,317,774	$88,851,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,086,656	$2,224,349
Accrued expenses	1,396,193	2,189,583
Note payable	1,000,000	1,000,000

Total current liabilities	4,482,849	5,413,932
Stockholders’ equity

Common stock, $0.00001 par value; authorized,100,000,000 shares, 23,629,100 and 22,768,600 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	236	228
Additional paid-in capital	95,266,054	87,176,262
Accumulated other comprehensive income	1,834,070	1,063,747
Accumulated deficit	(3,265,435)	(4,802,605)

Total stockholders’ equity	93,834,925	83,437,632

Total liabilities and stockholder’ equity	$98,317,774	$88,851,564

MEMSIC, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net sales	$6,258,228	$4,315,739
Cost of goods sold	2,721,037	1,393,100

Gross profit	3,537,191	2,922,639

Operating expenses:
Research and development	780,601	682,831
Sales and marketing	712,097	568,640
General and administrative	1,293,528	648,629

Total operating expenses	2,786,226	1,900,100

Operating income	750,965	1,022,539

Other income (expense):
Interest and dividend income	712,519	148,828
Interest expense	(15,614)	—
Other, net	103,920	—

Total other income (expense)	800,825	148,828

Earnings before income taxes	1,551,790	1,171,367
Provision for income taxes	14,622	392,433

Net income	$1,537,168	$778,934

Net income available to common stockholders:
Basic	$1,537,168	$52,055

Diluted	$1,537,168	$66,266

Net income per common share:
Basic	$0.07	$0.02

Diluted	$0.06	$0.02

Weighted average shares outstanding used in calculating net income per common share:
Basic	23,491,990	2,344,687

Diluted	23,670,037	3,128,689